THIS AMENDING AGREEMENT made and dated for reference the _14_ day of October, 2010.

BETWEEN:

EDEN ENERGY CORP., a corporation incorporated under the laws of Nevada, having an office at 1660- 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9

(the “Borrower”)

AND:

D. Sharpe Management Inc., a company with an address at 1281 Eldon Road, North Vancouver, British Columbia V7R 1T5

(the “Lender”)

WHEREAS:

A.

The Borrower and the Lender entered into a loan agreement dated October 2, 2009 (the “Loan Agreement”), pursuant to which the Lender has advanced US$1,000,000 to the Borrower (the “Outstanding Amount”);

B.	The Company and the Lender wish to amend the Loan Agreement to extend the term of the Loan to April 5, 2011; and

C.	The parties wish to amend the Loan Agreement in respect of the foregoing.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the meanings set out in the Loan Agreement.

2.	The due date of the Outstanding Amount shall be extended from October 5, 2010 to April 5, 2011.

3.	Section 1.6 of the Loan Agreement is deleted in its entirety and is replaced with the following:

Section 1.6

Payment of Principal and Interest. The Borrower will pay to the Lender in full the principal amount of the Loan and all accrued and unpaid Loan Facilitation Fee amounts and Interest on the earlier to occur of:

(a)	April 5, 2011, subject to extension upon mutual agreement of the Lender and Borrower; or

(b)	an Event of Default occurring hereunder.

4.	In all other respects the terms and conditions of the Loan Agreement shall continue in full force and effect.

5.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

6.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

7.

This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument. The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

8.

Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding Agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

EDEN ENERGY CORP.

Per: ____________________
           Authorized Signatory

_______________________
D. Sharpe Management Inc.